UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the retirement of William Turcotte, current Senior Vice President, General Counsel and Corporate Secretary of Noble Corporation plc (the “Company” or “Noble”), on February 3, 2023, Mr. Turcotte and a subsidiary of the Company entered into a transition and retirement agreement (the “Transition and Retirement Agreement”). Pursuant to the Transition and Retirement Agreement, Mr. Turcotte will continue to serve in his current role until April 1, 2023, at which time he will transition out of his role and serve as Senior Advisor to the Chief Executive Officer through February 2024 (the “Transition Period”). Mr. Turcotte will be succeeded in his current role by Jennie Howard, the current Vice President, Associate General Counsel, and Assistant Corporate Secretary. Mr. Turcotte’s role as Senior Advisor and his employment with the Company is expected to terminate in February 2024 (with the actual date of such termination as determined by the Company, the “Separation Date”).

During the Transition Period, Mr. Turcotte will continue to receive his current base salary and continue to participate in the Company’s benefit plans. Subject to Mr. Turcotte’s continued employment through the end of the Transition Period (and his not being terminated prior to the end of the Transition Period by the Company for “cause” or by him without “good reason,” as such terms are generally defined in his employment agreement with the Company, as modified by the Transition and Retirement Agreement), Mr. Turcotte will receive the following payments and benefits: (i) two (2) times the sum of (A) Mr. Turcotte’s base salary and (B) Mr. Turcotte’s target annual bonus (calculated as 70% of his annual base salary), (ii) an amount equal to eighteen (18) multiplied by the amount of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Mr. Turcotte (and his covered dependents, if applicable) under the group health plan of the Company and (iii) Mr. Turcotte’s annual bonus for calendar year 2023, based on actual performance of his duties set forth in the Transition and Retirement Agreement as determined in the Company’s sole good faith discretion, in each case, payable in a lump sum within sixty (60) days following the Separation Date. Mr. Turcotte is also eligible for reimbursement of expenses relating to outplacement services, up to $50,000, and his then-outstanding restricted stock units, to the extent unvested, will accelerate and become fully vested (with, in the case of awards which vest based on the achievement of specified performance metrics, performance deemed achieved at the “target” level, other than with respect to performance metrics for which performance has previously been determined) (together with the foregoing clauses (i)-(iii), the “Severance Benefits”). The Severance Benefits are conditioned upon Mr. Turcotte’s release of all claims in favor of the Company and his continued compliance with his existing restrictive covenant obligations and a mutual non-disparagement covenant.

The foregoing is not a complete description of the parties’ rights and obligations under the Transition and Retirement Agreement and is qualified by reference to the full text and terms of the Transition and Retirement Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

On January 31, 2023, the Board of Directors of Noble determined that Noble’s 2023 Annual General Meeting of Shareholders (the “2023 Annual Meeting”) will be held on Tuesday, May 2, 2023. The time and location of the 2023 Annual Meeting will be specified in Noble’s proxy materials for the 2023 Annual Meeting.

Any shareholder proposal intended to be considered for inclusion in Noble’s proxy materials for the 2023 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be delivered to, or mailed and received by, Noble’s Corporate Secretary at its principal executive offices at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478 on or before the close of business on February 22, 2023, which Noble has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2023 Annual Meeting. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in Noble’s proxy materials for the 2023 Annual Meeting must also comply with all applicable Securities and Exchange Commission (“SEC”) rules.

In accordance with Noble’s Amended and Restated Articles of Association, any shareholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the 2023 Annual Meeting and does not desire to have that proposal included in Noble’s proxy materials for the 2023 Annual Meeting must ensure that notice of any such nomination or proposal (including certain additional information specified in Noble’s Amended and Restated Articles of Association) is delivered to, or mailed and received by, Noble’s Corporate Secretary at its principal executive offices at 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478 on or before the close of business on February 22, 2023.

In addition to satisfying the requirements under Noble’s Amended and Restated Articles of Association, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Noble’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition and Retirement Agreement, dated as of February 3, 2023, by and among Noble Services Company LLC, Noble Corporation plc and William E. Turcotte.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: February 3, 2023	By:	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer